Exhibit 10.1

AMENDMENT TO
THE AUTONATION, INC. 2014
NON-EMPLOYEE DIRECTOR EQUITY PLAN

WHEREAS, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) has the power to amend the AutoNation, Inc. 2014 Non-Employee Director Equity Plan (the “Plan”) pursuant to Section 12.1 of the Plan; and
WHEREAS, the Board desires to reduce the number of shares reserved for issuance under the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 31, 2017:

1.	Section 3.1 of the Plan is hereby amended such that the number 1,000,000 is amended to 600,000.

2.	The Plan, as hereby amended, remains in full force and effect.